Exhibit 99.1

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                                FINANCIAL REPORT

                                DECEMBER 31, 2003

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                                TABLE OF CONTENTS

Independent Auditors' Report                                          1

Statements of Net Assets Available for Benefits                       2

Statement of Changes in Net Assets Available for Benefits             3

Notes to Financial Statements                                       4 - 7

Schedule of Assets (Held at End of Year)                              8

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
Home Properties Retirement Savings Plan
Rochester, New York

We have audited the accompanying statements of net assets available for benefits of Home  Properties  Retirement  Savings Plan (the Plan) as of December 31, 2003
and 2002,  and the  related  statement  of changes in net assets  available  for benefits for the year ended December 31, 2003.  These  financial  statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting  Oversight  Board (United  States) and auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all  material  respects,  the net  assets  available  for  benefits  of the Home
Properties  Retirement  Savings Plan as of December  31, 2003 and 2002,  and the
changes in net assets  available  for benefits  for the year ended  December 31,
2003, in conformity with accounting  principles generally accepted in the United
States of America.

Our audit was  conducted  for the  purpose  of  forming  an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of  year)  as of  December  31,  2003 is  presented  for the  purpose  of additional  analysis  and  is  not  a  required  part  of  the  basic  financial statements,  but is  supplementary  information  required  by the United  States
Department of Labor's Rules and Regulations  for Reporting and Disclosure  under the Employee  Retirement Income Security Act of 1974. The supplemental  schedule is the  responsibility of the Plan's management.  The supplemental  schedule has been  subjected  to the  auditing  procedures  applied in the audit of the basic financial  statements  and, in our  opinion,  is fairly  stated in all  material respects in relation to the basic financial statements taken as a whole.

Respectfully Submitted,

/s/ Insero, Kasperski, Ciaccia and Co., P.C.
Insero, Kasperski, Ciaccia and Co., P.C.
Certified Public Accountants
Rochester, New York
May 20, 2004

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2003 AND 2002

ASSETS                                           2003               2002

Investments at Fair Value
     Cash                               $      155,762     $          264
     Money Market Funds                         45,992             16,671
     Common Stock                            2,104,319          1,307,515
     Mutual Funds                            8,949,800          6,403,591
     Common/Collective Trust                 2,515,080          1,968,917
     Participant Notes                         600,469            439,022
                                            ----------         ----------

Total Investments at Fair Value             14,371,422         10,135,980
                                            ----------         ----------

Receivables
     Employer Contributions                    911,609            806,393
     Participant Contributions                       -            155,796
     Participant Loans                               -             15,421
     Other                                           -              2,266
                                            ----------         ----------

Total Receivables                              911,609            979,876
                                            ----------         ----------
Net Assets Available for Benefits       $   15,283,031     $   11,115,856
                                            ==========         ==========

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

Additions to Net Assets Attributed to:
     Interest and Dividends                               $         141,887
     Net Appreciation in Fair Value of Investments                2,150,539
     Other                                                           16,018
                                                                 ----------
                                                              2,308,444
                                                                 ----------

Contributions
     Employer                                                       911,386
     Participant                                                  2,174,589
     Rollover                                                       298,197
                                                                 ----------
                                                            3,384,172
                                                                 ----------
Total Additions                                              5,692,616
                                                                 ----------
Deductions from Net Assets Attributed to:
     Benefits Paid to Participants                                1,524,267
     Excess Contributions Refunded to Participants                    1,174
                                                                 ----------
Total Deductions                                            1,525,441
                                                                 ----------
Net Increase in Assets Available for Benefits                 4,167,175

Net Assets Available for Benefits - Beginning                    11,115,856
                                                                 ----------

Net Assets Available for Benefits - Ending                $      15,283,031
                                                                 ==========

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

Note 1    Description of Plan

          The following  description of the Home Properties  Retirement  Savings
          Plan (the Plan) is provided  for general  information  purposes  only.
          Participants should refer to the Plan document, as amended, for a more complete description of the Plan's provisions.

          General

          The Plan is a defined contribution plan covering all employees of Home
          Properties,  Inc.  (the Company) who have attained age 21. The Plan is subject to the provisions of the Employee  Retirement  Income Security
          Act of 1974 (ERISA).

          First  Tier Bank and Trust acts as the  Trustee of the Plan.  Fidelity
          Investment serves as the custodian and Burke Group serves as the third party administrator for the Plan.

          Contributions

          Each  year,  participants  may  contribute  up to 50 percent of pretax annual  compensation and separate elective deferrals out of any bonus, up to 100% of each bonus, subject to statutory limitations, as defined in the Plan.  Participants  may also contribute  amounts  representing
          distributions   from  other  qualified   defined  benefit  or  defined
          contribution  plans.  Participants  direct  the  investment  of  their contributions into various investment options offered by the Plan. The
          Company  contributes  75% of  salary-reduction  contributions  up to a maximum of 3% of participant  compensation.  Additional profit sharing amounts may be  contributed  at the option of the  Company's  board of directors. Contributions are subject to certain limitations.

          Participant Accounts

          A separate  account is maintained for each of the  participants.  Each participant's  account is credited with an  allocation  of: (1) his or her tax deferred contribution,  (2) the Company's  contributions,  and
          (3) the Plan earnings.  Allocations are based on participant  earnings or account balances,  as defined in the Plan document.  The benefit to which a  participant  is entitled is the benefit  that can be provided from the participant's vested account.

          Vesting

          Participants are immediately vested in their contributions plus actual earnings  thereon.  The Plan  provides  for  vesting  in the  employer contribution  account of 20% after one year, 40% after two years,  60%
          after three years,  80% after four years, and 100% after five years of service.

          Participant Loans

          Participants  may borrow from their  accounts a minimum of $1,000 to a maximum equal to the lessor of $50,000 or 50% of their vested  account balance.  Loan terms range from one to five  years,  or longer for the purchase of a primary  residence.  The loans are collateralized by the balance in the  participant's  account and bear  interest at the prime rate plus one percent  (1%) in effect on the first day of the month in which the loan is made.  Interest  rates range from 5.00% to 10.5% for the current outstanding notes.  Principal and interest is paid ratably through weekly or semi-monthly payroll deductions.

Note 1    Description of Plan - Continued

          Payment of Benefits

          The Plan provides for normal retirement  benefits upon reaching age 65 and  has  provisions  for  early  retirement,  disability,  death  and termination  benefits  for  those  participants  who are  eligible  to receive such benefits.

          Upon termination of service, a participant may elect to receive:

              (1) A lump sum amount equal to the value of his or her account, or

              (2) Annual installments over a period of time not to exceed participant's life expectancy.

          Forfeitures

          In  accordance  with  the Plan  document,  forfeitures  of  non-vested employer  contributions  are used to pay plan  expenses then to reduce
          future  employer  contributions.   At  December  31,  2003  and  2002,
          forfeited  non-vested  accounts  totaled   approximately  $49,000  and
          $37,000, respectively.

          Administrative Expenses

          The Plan allows for payment of administrative expenses by the Company.

Note 2    Significant Accounting Policies

          Basis of Accounting

          The accompanying  financial statements and supplemental  schedule have been prepared on the accrual basis of accounting.

          Plan Estimates

          The preparation of financial  statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosures of contingent assets and  liabilities at the date of the financial  statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          Investment Valuation and Income Recognition

          The Plan's investments are stated at fair value.  Shares of registered
          investment   companies  are  valued  at  quoted  market  prices  which
          represent  the net asset value of shares held by the Plan at year-end.
          Shares  held in a  common/collective  trust fund are  reported at fair value based on the unit prices  quoted by the fund,  representing  the fair value of the underlying investment.  Participant notes receivable are valued at cost which approximates fair value.

          Purchases  and sales of securities  are recorded on a  settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the date received.

Note 2    Significant Accounting Policies - Continued

          Investment  Valuation  and Income  Recognition  -  Continued  The Plan
          provides for  investments  which,  in general,  are exposed to various risks, such as interest rate, credit and market volatility. Due to the level of risk associated  with certain  investment  securities,  it is
          reasonably   possible   that  changes  in  the  values  of  investment
          securities  will  occur  in the  near  term  and  such  changes  could materially affect the amounts reported in the Statements of Net Assets
          Available  for  Benefits  and the  Statement  of Changes in Net Assets
          Available for Benefits.

          Payment of Benefits
          Benefits are recorded when paid.

Note 3    Investments

          The following presents investments that represent 5 percent or more of the Plan's net assets:

                                                              December 31,
                                                2003         2002

          Home Properties of New York, Inc.            $ 2,104,319  $  1,307,515
          Vanguard Index Trust S and P 500 Portfolio   $ 1,955,173  $  1,366,259
          Vanguard Small Cap Index Fund                $ 1,031,540  $    632,243
          Exeter Pro-Blend Moderate Term               $ 1,379,376  $  1,005,829
          Exeter Pro-Blend Extended Term               $ 2,447,893  $  1,852,742
          Exeter Pro-Blend Maximum Term                $ 1,884,752  $  1,251,696
          Federated Capital Preservation Fund          $ 2,515,080  $  1,968,917

          During 2003, the Plan's  investments  (including  investments  bought, sold and held during the year) appreciated in value as follows:

                  Common Stock                       $     288,921
                  Mutual Funds                           1,861,618
                                                         ---------

              Net Appreciation in Fair Value         $   2,150,539
                                                         =========

Note 4    Party-In-Interest Transactions

          Certain  Plan   investments   are  shares  of  common  stock  of  Home
          Properties,   Inc.,  the  Plan  Sponsor.  Therefore,  this  investment
          qualifies  as a  party-in-interest.  The common stock is valued at its quoted market price.

Note 5    Plan Termination

          Although  the  Company  has not  expressed  any  intent to do so,  the
          Company has the right under the Plan to discontinue  contributions  at any time and to terminate the Plan subject to the provisions of ERISA.
          In the event of Plan termination, participants will become 100% vested in their  accounts and all of the Plan assets would be  distributed to participants.

Note 6    Tax Status

          The  Company  adopted a  prototype  plan which  received  a  favorable determination  letter from the  Internal  Revenue  Service in January,
          1993 stating that the Plan qualifies  under the applicable  provisions of the Internal Revenue Code,  including Section 401(k).  The Plan has been amended since receiving the determination  letter.  However,  the
          Plan administrator and the Plan's tax counsel believe that the plan is
          currently   designed  and  being  operated  in  compliance   with  the
          applicable  requirements of the Code.  Therefore,  management believes that the Plan is qualified  and the related  trust is tax-exempt as of the financial statement date.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2003

            Identity of Issue/                                 Current
         Description of Investment                              Value

     Cash                                                  $     155,762
                                                               ---------
     Money Market Funds
         Spartan Money Market                                     45,992
                                                               ---------
     Common Stock
        *Home Properties, Inc.                                 2,104,319
                                                               ---------

     Mutual Funds
         Vanguard Small Cap Index Fund                         1,031,540
         Vanguard Index Trust S and P 500 Portfolio            1,955,173
         Vanguard Bond Index Fund                                251,066
         Exeter Pro-Blend Moderate Term                        1,379,376
         Exeter Pro-Blend Extended Term                        2,447,893
         Exeter Pro-Blend Maximum Term                         1,884,752
                                                               ---------

     Total Interest in Mutual Funds                            8,949,800
                                                               ---------

     Common/Collective Trust
         Federated Capital Preservation Fund                   2,515,080
                                                               ---------

     Participant Loans
        *Participant Notes                                       600,469
                                                               ---------

    Total Assets Held at End of Year                   $      14,371,422
                                                              ==========

*Denotes Party in Interest